                                                             Exhibit 10.4

                            STOCK PURCHASE AGREEMENT

       This STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of March 23, 1995, among Drilex Holdings Corp., a Delaware corporation (the "Buyer"), Drilex Systems, Inc., a Texas corporation ("Buyer Sub" and, together with Buyer, the "Buyer Parties"), Cobb Directional Drilling, Inc., a Louisiana corporation (the "Seller"), and Archie A. Cobb, III (the "Stockholder" and, together with the Seller, the "Seller Parties"),

                              W I T N E S S E T H:

       WHEREAS, the Seller owns 200,000 shares (the "Shares") of the limited liability company interests ("LLC Interests") in Cobb Directional Drilling Company, L.L.C., a Delaware limited liability company (the "Company"), and such Shares represent 33-1/3% of all the issued and outstanding LLC Interests in the Company;

       WHEREAS, pursuant to an Asset Purchase Agreement dated as of September 30, 1994 (the "Asset Purchase Agreement") among the Buyer, the Company, the Seller, Posi-Trak Mud Motors, Inc., a Louisiana corporation ("Posi-Trak"), and the Stockholder, the Company has purchased from the Seller and Posi-Trak substantially all their assets, which assets are used in the business of directional drilling and related sales and services;

       WHEREAS, pursuant to the Asset Purchase Agreement, the Buyer acquired and now owns 66-2/3% of the LLC Interests in the Company, and the Seller acquired and continues to own the Shares, representing the other 33-1/3% of the LLC Interests in the Company;

       WHEREAS, pursuant to the Asset Purchase Agreement, the Buyer and the Seller entered into the Limited Liability Company Agreement dated as of September 30, 1994 (the "LLC Agreement") with respect to the Company;

       WHEREAS, Article XIV of the LLC Agreement provides for certain purchase and sale options with respect to the LLC Interests held by the parties, including the Shares;

       WHEREAS, in lieu of exercising the provisions of Article XIV of the LLC Agreement, the Buyer desires to acquire the Shares from the Seller, and the Seller desires to sell the Shares to the Buyer, upon the terms and subject to the conditions hereinafter set forth; and

       WHEREAS, in order to preserve the existence of the Company as a limited liability company, the Buyer desires that simultaneously with the purchase of the Shares, the Buyer contribute 6,000 Shares to the capital of Buyer Sub, such that the Buyer will hold 194,000 of the Shares and Buyer Sub will hold 6,000 of the Shares;

       NOW, THEREFORE, in consideration of the premises and of the respective representations, warranties, covenants, agreements and conditions contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                               PURCHASE AND SALE

       1.1 The Sale. Upon the terms and subject to the conditions of this Agreement, at the Closing the Seller is selling, assigning, transferring and delivering to the Buyer the Shares, and the Buyer is purchasing and acquiring such Shares from the Seller. Simultaneously with the Closing (as hereinafter defined), Buyer is contributing 6,000 Shares to the capital of Buyer Sub.

       1.2 Purchase Price. The aggregate purchase price for all the Shares (the "Purchase Price") is $2,111,533, and is being paid by the delivery of the Buyer's promissory notes (the "Notes") payable to the order of the Seller (i) in substantially the form of Exhibit A hereto in the principal amount of $1,000,000 and due on March 23, 1998 (the "Long-Term Note") and (ii) in substantially the form of Exhibit B hereto in the principal amount of $1,111,533 and due on July 1, 1995 (the "Short-Term Note").

       1.3 Security Agreement. The Notes shall be entitled to the benefits of a security agreement executed by the Buyer (the "Security Agreement") in substantially the form of Exhibit C hereto, pursuant to which the Buyer will secure the Notes with the Shares.

       1.4 Release of Guaranty. At the Closing, the Guaranty by the Seller dated September 30, 1994 in favor of Texas Commerce Bank National Association shall terminate, and the Seller shall be released therefrom.

       1.5 Post-Closing Adjustment. (a) On or before June 30, 1995, the Buyer shall prepare and deliver to the Seller an income statement (the "Closing Date Income Statement") of the Company for the period from February 1, 1995 to the Closing, and a statement (the "Statement") reflecting the calculation of the adjustment, if any, pursuant to this Section 1.5. The Closing Date Income Statement shall be prepared in accordance with generally accepted accounting principles as applied by the Company ("GAAP"). The Buyer shall provide the Seller with access to copies of all work papers and other relevant documents to permit the Seller to verify the accuracy of the entries contained in the Closing Date Income Statement. The Seller shall have a period of 30 calendar days after delivery of the Closing Date Income Statement and the Statement to review it and make any objections it may have in writing to the Buyer. If written objections to the Closing Date Income Statement or the Statement are delivered to the Buyer by the Seller within such 30-day period, then the Seller and the Buyer shall attempt to resolve the matter or matters in dispute. If no written objections are made by the Seller within such 30-day period, then the Closing Date Income Statement and the Statement shall be final and binding on the parties hereto.
If disputes with respect to the Closing Date Income Statement cannot be resolved by the Seller and the Buyer within 30 calendar days after the delivery of the objections to the Closing Date Income Statement or the Statement, then, at the request of the Buyer or the Seller, the specific matters in dispute shall be submitted to the Houston office of Deloitte & Touche LLP or such other independent accounting firm as may be approved by the

Seller and the Buyer, which firm shall render its opinion as to such matters. The fees and expenses of such independent accounting firm shall be borne one-half by the Seller and one-half by Buyer.

       (b) If Undistributed Income (as defined herein) reflected on the Closing Date Income Statement is positive, then the Buyer shall pay the Seller one-third of Undistributed Income. If Undistributed Income reflected on the Closing Date Income Statement is negative, then the aggregate principal amount of the Notes shall be decreased by one-third of Undistributed Income. As used herein, the term "Undistributed Income" shall mean the Cumulative Net Income (as defined in the LLC Agreement) (before provision for federal or state income taxes imposed on the members, but after all taxes imposed on the Company) of the Company, less all distributions made to members, in each case from February 1, 1995 to the Closing and computed in accordance with GAAP.


                                   ARTICLE II

                                    CLOSING

       The closing of the transactions contemplated hereby (the "Closing") is being held at the offices of Baker & Botts, L.L.P., Houston, Texas, on March 23, 1995 at 9:00 a.m., Houston time, concurrently with the execution and delivery of this Agreement. The date of the Closing is referred to herein as the "Closing Date."

                                  ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF SELLER PARTIES

       The Seller Parties, jointly and severally, represent and warrant to the Buyer and Buyer Sub the following:

       3.1 Corporate Status and Good Standing. The Seller is a corporation duly organized, validly existing and in good standing under the laws of Louisiana, with full corporate power and authority under its certificate or articles of incorporation and by-laws to own and lease its properties and to conduct business as the same exists. The Seller is duly qualified to do business as a foreign corporation in all states in which the nature of its business requires such qualification and the failure to do so would have a material adverse effect on the Seller.

       3.2 Authorization. The Seller has full corporate power and authority under its certificate or articles of incorporation and by-laws, and its board of directors and stockholders have taken all necessary action to authorize it, to execute and deliver this Agreement and the exhibits hereto, to consummate the transactions contemplated herein and to take all actions required to be taken by it pursuant to the provisions hereof, and this Agreement constitutes the valid and binding obligation of Seller enforceable in accordance with its terms.

       3.3 Non-Contravention. Neither the execution and delivery of this Agreement or any documents executed in connection herewith, nor the consummation of the transactions contemplated herein or therein, does or will violate, conflict with, result in breach of or require notice or consent under any law, the charter or bylaws of the Seller or any provision of any agreement or instrument to which any Seller Party is a party. The Stockholder owns 100% of the outstanding securities of the Seller.

       3.4 Validity. There are no pending or threatened judicial or administration actions, proceedings or investigations which question the validity of this Agreement or any action taken or contemplated by any Seller Party in connection with this Agreement.

       3.5 Broker Involvement. No Seller Party has hired, retained or dealt with any broker or finder in connection with the transactions contemplated by this Agreement.

       3.6 Title to Shares. The Seller owns beneficially and of record the 200,000 Shares, free and clear of all liens, charges, encumbrances, rights of others, mortgages, pledges or security interests, and the Shares are not subject to any agreements or understandings with respect to the voting or transfer thereof other than as set forth in the LLC Agreement. Except as set forth in the LLC Agreement, there are no outstanding subscriptions, options, convertible securities, warrants or calls of any kind issued or granted by, or binding upon, the Seller to purchase or otherwise acquire or to sell or otherwise dispose of any security of or equity interest in the Company. The Seller has full legal right to sell, assign and transfer the Shares to the Buyer and will, upon delivery of a certificate or certificates representing such Shares to the Buyer pursuant to the terms hereof, transfer to the Buyer title to such Shares, free and clear of any liens, charges, encumbrances, rights of others, mortgages, pledges or security interests. The Shares constitute all the LLC Interest held by the Seller Parties or any affiliates thereof.

       3.7 Investor Status. The Seller (i) is an "accredited investor" as defined in Rule 501(a) promulgated under the Securities Act of 1933, (ii) is acquiring the Notes for investment for its own account, and not with a view to, or for resale in connection with, any distribution thereof and (iii) understands that the Notes have not been registered under the Securities Act of 1933 and that the Notes may not be transferred except in compliance with the Securities Act of 1933 and applicable state securities laws.


                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE BUYER

       The Buyer represents and warrants to each Seller Party the following:

       4.1 Corporate Status and Good Standing. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of Delaware, with full corporate power and authority under its certificate or articles of incorporation and by-laws to conduct its business as the same exists. The Buyer is duly qualified to do business as a foreign corporation in all states in which the nature of its business requires such qualification and the failure to do so would have a material adverse effect on the Buyer.

       4.2 Authorization. The Buyer has full corporate power and authority under its certificate or articles of incorporation and by-laws, and its board of directors has taken all necessary corporate action to authorize it, to execute and deliver this Agreement and the exhibits and schedules hereto, to consummate the transactions contemplated herein and to take all actions required to be taken by it pursuant to the provisions hereof or thereof, and each of this Agreement and the exhibits hereto to which the Buyer is a party (including, without limitation, the Notes) constitutes the valid and binding obligation of the Buyer enforceable in accordance with its terms.

       4.3 Non-Contravention. Neither the execution and delivery of this Agreement and the exhibits hereto, nor the consummation of the transactions contemplated herein or therein, does or will violate, conflict with, result in breach of or require notice or consent under any law, the charter or bylaws of the Buyer or any provision of any agreement or instrument to which the Buyer is a party.

       4.4 Validity. There are no pending or threatened judicial or administrative actions, proceedings or investigations which question the validity of this Agreement or any action taken or contemplated by Buyer in connection with this Agreement.

       4.5 Broker Involvement. Buyer has not hired, retained or dealt with any broker or finder in connection with the transactions contemplated by this Agreement.


                                   ARTICLE V

                      ADDITIONAL AGREEMENTS AND COVENANTS

       5.1 Amendment to Prior Security Agreement. The Buyer and the Seller agree that the Security Agreement dated September 30, 1994 (the "Prior Security Agreement") from the Buyer to the Seller is amended so that (i) the "Pledged Collateral" as defined therein shall not include the Shares and (ii) the "Obligations" as defined therein shall not include the Notes.

       5.2 Agreements with Respect to LLC Agreement. The parties agree that the transactions contemplated hereby are in lieu of those contemplated by
Article XIV and Section 14.3 of the LLC Agreement. The Buyer and the Seller agree that (i) notwithstanding Section 14.2 of the LLC Agreement, the Seller may sell the Shares to the Buyer and Buyer Sub as contemplated by this Agreement and
(ii) Buyer Sub is approved by the Buyer and by the Seller for admission as a Member of the Company as contemplated by Section 14.7 of the LLC Agreement. The Buyer and Buyer Sub agree and consent to continue the business of the Company as contemplated by Section 15.1(iii) of the LLC Agreement, so that the Company shall not dissolve as a result of the transactions contemplated hereby.

       5.3 Offset of Notes. The principal amount of the Notes may be reduced by any amount due to the Buyer or the Company pursuant to Article VII of the Asset Purchase Agreement or under any other provision of the Asset Purchase Agreement, but the existence or exercise of such right of offset shall in no event limit the liability of any party under the Asset Purchase Agreement. The Seller Parties agree that neither will, directly or indirectly, assign, sell, transfer, hypothecate or pledge the Notes or any part thereof in violation of applicable law (including the federal securities law). If, at a time when a dispute exists concerning a claim as to which the Seller may have liability as an Indemnifying Party under the Asset Purchase Agreement, or with respect to any other amounts claimed to be due from a Seller Party under the Asset Purchase Agreement, a payment shall become due upon either Note, then the Buyer shall make a good faith determination of the amount of such liability (the "Estimated Dispute Amount") and shall withhold from such payment an amount equal to the Estimated Dispute Amount, which amount shall instead be paid into escrow pursuant to an Escrow Agreement between the Buyer and the Seller. In any such event, (x) any amounts determined to be due shall first be settled by payment out of the escrow of the Escrow Agreement, and (y) no interest with respect to such amount shall accrue under the applicable Note, which shall be deemed paid to the extent of the Estimated Dispute Amount. No purported assignment, sale, transfer, hypothecation or pledge of either Note shall modify the right of offset provided herein. Appropriate legends to such effect shall be placed on the Notes.

       5.4 Asset Purchase Agreement Unaffected. The parties agree that, except as set forth herein, the Asset Purchase Agreement and all documents executed in connection therewith or that otherwise relate thereto (including, without limitation, the Employment Agreement (as defined in the Asset Purchase Agreement)) shall not be affected, modified or changed by this Agreement or the transactions contemplated hereby, and that, except as set forth herein, the rights of the parties thereunder shall be unaffected hereby.

       5.5 Further Assurances. Each Seller Party shall execute, acknowledge and deliver or cause to be executed, acknowledged and delivered to the Buyer or its affiliates such assignments or other instruments of transfer, assignment and conveyance, in form and substance satisfactory to counsel of the Buyer, as shall be necessary to vest in the Buyer all of the right, title and interest in and to the Shares free and clear of all liens, charges, encumbrances, rights of others, mortgages, pledges or security interests.

                                   ARTICLE VI

                             NOTICES; MISCELLANEOUS

       6.1 Expenses. The Buyer and the Seller shall pay their own respective expenses, including the fees and disbursements of their respective counsel in connection with the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated herein.

       6.2 Entire Agreement. This Agreement, including all exhibits hereto, constitutes the entire agreement of the parties with respect to the subject matter hereof, and may not be modified, amended or terminated except by a written instrument specifically referring to this Agreement signed by all the parties hereto.

       6.3 Waivers and Consents. All waivers and consents given hereunder shall be in writing. No waiver by any party hereto of any breach or anticipated breach of any provision hereof by any other party shall be deemed a waiver of any other contemporaneous, preceding or succeeding breach or anticipated breach, whether or not similar.

       6.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been received only if and when (i) personally delivered or (ii) on the third day after mailing, by United States mail, first class, postage prepaid, by certified mail return receipt requested, addressed in each case as follows (or to such other address as may be specified by like notice):

       (a)  If to the Buyer or Buyer Sub, to:

            Drilex Holdings Corp.
            c/o SCF Partners, L.P.
            600 Travis, Suite 6600
            Houston, Texas  77002
            Attention:  David Baldwin


       (b)  If to any Seller Party, to:

            Archie Cobb III
            P. O. Box 558
            Broussard, Louisiana  70518

       6.5 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, legal representatives and assigns. No third party shall have any rights hereunder. No assignment shall release the assigning party.

       6.6 Performance. The Stockholder agrees to cause the Seller to perform all its obligations and agreements under this Agreement and hereby guarantees the payment and performance by the Seller of all such obligations and agreements.

       6.7 Limitation on Interest. Regardless of any provision contained herein or any other document executed in connection with this Agreement, the parties hereto shall not be obliged to pay, and the parties hereto shall never be entitled to charge, reserve, receive, collect or apply, as interest (it being understood that interest shall be calculated as the aggregate of all charges that are contracted for, charged, reserved, received, collected, applied or paid that constitute interest under applicable law) payable hereunder any amount in excess of the maximum nonusurious contract rate of interest allowed from time to time by applicable law, and in the event any of the parties hereto ever charges, reserves, receives, collects or applies, as interest, any such excess, at the option of the payor of such interest, such amount shall be deemed a partial prepayment of the amount payable hereunder or promptly refunded to the payor of such interest.

       6.8 Choice of Law; Section Headings. This Agreement shall be governed by the internal laws of the State of Texas (without regard to the choice of law provisions thereof). The section headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

       6.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                            DRILEX HOLDINGS CORP.



                            By: /s/ DAVID C. BALDWIN
                               ----------------------------
                               David C. Baldwin, Vice President

                            DRILEX SYSTEMS, INC.



                            By: /s/ JOHN FORREST
                               ----------------------------
                               John Forrest
                               President

                            COBB DIRECTIONAL DRILLING COMPANY, INC.



                            By: /s/ ARCHIE A. COBB, III
                               ----------------------------

                                /s/ ARCHIE A. COBB, III
                               ----------------------------
                                 Archie A. Cobb, III

                                                                       EXHIBIT A

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND HAS BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE ASSIGNED, SOLD, TRANSFERRED, HYPOTHECATED OR PLEDGED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THIS NOTE UNDER THE SECURITIES ACT OF 1933 OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT.

                                PROMISSORY NOTE

          DRILEX HOLDINGS CORP., a Delaware corporation (hereinafter called "Maker"), for value received, promises and agrees to pay on or before March 23, 1998, to COBB DIRECTIONAL DRILLING COMPANY, INC., a Louisiana corporation (hereinafter called "Payee"), in Houston, Harris County, Texas, in lawful money of the United States of America the principal sum of ONE MILLION AND 00/100 DOLLARS ($1,000,000.00), together with interest thereon (calculated on the basis of a 365-day year, or a 366-day year in the case of a leap year) from and after the date hereof until maturity at 7.5% per annum, but in no event to exceed the maximum rate of nonusurious interest allowed from time to time by law (hereinafter called the "Highest Lawful Rate"). After maturity (by acceleration or otherwise), interest shall be so computed at 9.5% per annum, but in no event to exceed the Highest Lawful Rate.

          ACCRUED INTEREST is due and payable quarterly beginning on June 30, 1995, and on the last day of each and every third consecutive calendar month thereafter and at maturity; provided, however, that if the principal of this note is prepaid in whole or in part, at any time after the date hereof, all accrued and unpaid interest with respect to such principal amount prepaid is due and payable on the date of such prepayment. Principal payments of $83,330 shall be due and payable quarterly on each regular interest payment date prior to maturity. If any amount owing under this note is due and payable on a day that is not a business day, such payment shall instead be due and payable on the next succeeding business day. Maker has the right to prepay this note in whole or in part at any time and from time to time without penalty, on not less than two business days' prior notice.

          FOR PURPOSES of this note, an "Event of Default" shall occur whenever:
(a) default is made in the payment when due of any installment of principal on this note, (b) default is made in the payment when due of any installment of interest on this note and such default has not been cured within five days after the date on which such payment is due, (c) Maker shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts or other liabilities under any bankruptcy, insolvency or other similar law now or hereafter in effect, (d) an involuntary case or other proceeding shall be commenced against Maker which seeks liquidation, reorganization or other relief with respect to Maker or its debts or other liabilities under any bankruptcy, insolvency or other similar law now or hereafter in effect and such involuntary case or other proceeding shall remain undismissed for a period of 120 days or (e) default is made under any credit facility extended to Maker by any financial institution and such default results in the acceleration of the payment of any principal amount due pursuant to such credit facility in excess of $1 million and such acceleration is not cured or withdrawn, or all amounts owing pursuant to such credit facility are not paid in full,

                              (Page 1 of 3 Pages)

$1,000,000.00                       Houston, Texas               March 23, 1995

within thirty days after the date of such acceleration. Upon the occurrence of any Event of Default described in clause (a) or (b) of the first sentence of this paragraph, Payee may by written notice to Maker declare the entire principal amount then outstanding under this note, together with interest then accrued thereon, to be immediately due and payable. Upon the occurrence of any Event of Default described in clause (e) of the first sentence of this paragraph, Payee may by written notice to Maker demand that such Event of Default be cured and, if any such Event of Default is not cured within thirty days after the receipt of such notice by Maker, Payee may declare the entire principal amount then outstanding under this note, together with interest then accrued thereon, to be immediately due and payable. Upon the occurrence of any Event of Default described in clauses (c) or (d) of the first sentence of this paragraph, the entire principal amount of all indebtedness then outstanding under this note, together with interest then accrued thereon, shall become immediately due and payable.

          THIS NOTE is subject to the terms and provisions of the Stock Purchase Agreement (the "Agreement") dated the date hereof among Maker, Payee and certain other parties, the terms and conditions of which are incorporated herein by reference. Pursuant to such Agreement, the principal amount of this note may be reduced as a result of certain obligations to Maker. This note is also entitled to the benefits of the Security Agreement dated the date hereof executed by Maker.

          IT IS the intention of Maker and Payee to conform strictly to applicable usuary laws. Accordingly, if the transactions contemplated hereby would be usurious under applicable law (including the laws of the State of Texas and the laws of the United States of America), then, in that event, notwithstanding anything to the contrary herein or in any agreement entered into in connection with or as security for this note, it is agreed that the aggregate of all consideration which constitutes interest under applicable law that is taken, reserved, contracted for, charged or received under this note or under any of the other aforesaid agreements or otherwise in connection with this note shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be cancelled automatically and, if theretofore paid, shall be credited on the note by the holder hereof (or, to the extent that this note shall have been or would thereby be paid in full, refunded to the Maker).

                              (Page 2 of 3 Pages)

$1,000,000.00                   Houston, Texas                    March 23, 1995

          THIS NOTE has been executed and delivered in and shall be construed in accordance with and governed by the laws of the State of Texas and of the United States of America.

                                          DRILEX HOLDINGS CORP.



                                          By:__________________________



                              (Page 3 of 3 Pages)

                                                                       EXHIBIT B

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND HAS BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE ASSIGNED, SOLD, TRANSFERRED, HYPOTHECATED OR PLEDGED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THIS NOTE UNDER THE SECURITIES ACT OF 1933 OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT.

                                PROMISSORY NOTE

          DRILEX HOLDINGS CORP., a Delaware corporation (hereinafter called "Maker"), for value received, promises and agrees to pay on or before July 1, 1995, to COBB DIRECTIONAL DRILLING COMPANY, INC., a Louisiana corporation (hereinafter called "Payee"), in Houston, Harris County, Texas, in lawful money of the United States of America the principal sum of ONE MILLION ONE HUNDRED ELEVEN THOUSAND FIVE HUNDRED THIRTY-THREE AND 00/100 DOLLARS ($1,111,533.00), together with interest thereon (calculated on the basis of a 365-day year, or a 366-day year in the case of a leap year) from and after the date hereof until maturity at 7.5% per annum, but in no event to exceed the maximum rate of nonusurious interest allowed from time to time by law (hereinafter called the "Highest Lawful Rate"). After maturity (by acceleration or otherwise), interest shall be so computed at 9.5% per annum, but in no event to exceed the Highest Lawful Rate.

          ACCRUED INTEREST is due and payable at maturity; provided, however, that if the principal of this note is prepaid in whole or in part, at any time after the date hereof, all accrued and unpaid interest with respect to such principal amount prepaid is due and payable on the date of such prepayment. If any amount owing under this note is due and payable on a day that is not a business day, such payment shall instead be due and payable on the next succeeding business day. Maker has the right to prepay this note in whole or in part at any time and from time to time without penalty, on not less than two business days' prior notice.

          FOR PURPOSES of this note, an "Event of Default" shall occur whenever:
(a) default is made in the payment when due of any installment of principal on this note, (b) default is made in the payment when due of any installment of interest on this note and such default has not been cured within five days after the date on which such payment is due, (c) Maker shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts or other liabilities under any bankruptcy, insolvency or other similar law now or hereafter in effect, (d) an involuntary case or other proceeding shall be commenced against Maker which seeks liquidation, reorganization or other relief with respect to Maker or its debts or other liabilities under any bankruptcy, insolvency or other similar law now or hereafter in effect and such involuntary case or other proceeding shall remain undismissed for a period of 120 days or (e) default is made under any credit facility extended to Maker by any financial institution and such default results in the acceleration of the payment of any principal amount due pursuant to such credit facility in excess of $1 million and such acceleration is not cured or withdrawn, or all amounts owing pursuant to such credit facility are not paid in full, within thirty days after the date of such acceleration. Upon the occurrence of any Event of Default described in clause (a) or (b) of the first sentence of this paragraph, Payee may by written

                              (Page 1 of 3 Pages)

$1,111,533.00                  Houston, Texas                  March 23, 1995

notice to Maker declare the entire principal amount then outstanding under this note, together with interest then accrued thereon, to be immediately due and payable. Upon the occurrence of any Event of Default described in clause (e) of the first sentence of this paragraph, Payee may by written notice to Maker demand that such Event of Default be cured and, if any such Event of Default is not cured within thirty days after the receipt of such notice by Maker, Payee may declare the entire principal amount then outstanding under this note, together with interest then accrued thereon, to be immediately due and payable. Upon the occurrence of any Event of Default described in clauses (c) or (d) of the first sentence of this paragraph, the entire principal amount of all indebtedness then outstanding under this note, together with interest then accrued thereon, shall become immediately due and payable.

          THIS NOTE is subject to the terms and provisions of the Stock Purchase Agreement (the "Agreement") dated the date hereof among Maker, Payee and certain other parties, the terms and conditions of which are incorporated herein by reference. Pursuant to such Agreement, the principal amount of this note may be reduced as a result of certain obligations to Maker. This note is also entitled to the benefits of the Security Agreement dated the date hereof executed by Maker.

          IT IS the intention of Maker and Payee to conform strictly to applicable usuary laws. Accordingly, if the transactions contemplated hereby would be usurious under applicable law (including the laws of the State of Texas and the laws of the United States of America), then, in that event, notwithstanding anything to the contrary herein or in any agreement entered into in connection with or as security for this note, it is agreed that the aggregate of all consideration which constitutes interest under applicable law that is taken, reserved, contracted for, charged or received under this note or under any of the other aforesaid agreements or otherwise in connection with this note shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be cancelled automatically and, if theretofore paid, shall be credited on the note by the holder hereof (or, to the extent that this note shall have been or would thereby be paid in full, refunded to the Maker).

                              (Page 2 of 3 Pages)

$1,111,533.00                    Houston, Texas                  March 23, 1995

          THIS NOTE has been executed and delivered in and shall be construed in accordance with and governed by the laws of the State of Texas and of the United States of America.

                                            DRILEX HOLDINGS CORP.



                                            By:________________________




                              (Page 3 of 3 Pages)

                                                                       EXHIBIT C

                               SECURITY AGREEMENT


     SECURITY AGREEMENT (this "Agreement"), dated as of March 23, 1995, made by Drilex Holdings Corp., a Delaware corporation (the "Pledgor"), to Cobb Directional Drilling, Inc., a Louisiana corporation (the "Pledgee").

     PRELIMINARY STATEMENTS:

     (1) The Pledgor is purchasing 194,000 shares (the "Pledged Shares") of limited liability company interest in Cobb Directional Drilling Company, L.L.C. (the "Issuer") from the Pledgee.

     (2) Pledgor has executed two promissory notes (the "Notes") dated the date hereof payable to Pledgee to evidence the purchase price of the Pledged Shares pursuant to a Stock Purchase Agreement dated the date hereof among Pledgee, Pledgor and certain other parties (the "Stock Purchase Agreement").

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein and for other good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged, and in order to induce Pledgee to accept the Notes in connection with the Stock Purchase Agreement, the Pledgor hereby agrees as follows:

     Section 1.  Defined Terms and Related Matters.

          (a) The capitalized terms used herein which are defined in the Notes or the Stock Purchase Agreement and not otherwise defined herein shall have the meanings specified therein.

          (b) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

          (c) Unless otherwise defined herein or in the Asset Purchase Agreement, the terms defined in Articles 8 and 9 of the Uniform Commercial Code as enacted in the State of Texas, as amended from time to time (the "UCC"), are used herein as therein defined.

          Section 2. Pledge. The Pledgor hereby pledges and delivers to the Pledgee, and hereby grants to the Pledgee, a security interest in and a lien on the Pledged Shares and any certificates representing the Pledged Shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares, and any and all other shares or equity interests in the Issuer now owned or hereafter acquired by the Pledgor (other than the collateral pledged to Pledgee pursuant to the Security Agreement dated as of September 30,
1994) (the "Pledged Collateral").

          Section 3. Security for Obligations. This Agreement secures the prompt and complete payment of all obligations of Pledgor under the Notes and any other loans, advances, extensions of credit or other financial accommodations to or in favor of Pledgor from or by Pledgee (other than Pledgor's Note dated September 30, 1994 to Pledgee), whether such obligations are now existing or hereafter arising, and all renewals, extensions, amendments, supplements and rearrangements thereof, whether for principal, interest or any other amount payable by Pledgor to the Pledgee under the terms of the Notes (all such obligations, covenants and conditions described in this Section 3 being hereinafter collectively referred to as the "Obligations").

          Section 4. Delivery of Pledged Collateral. All certificates or instruments representing or evidencing the Pledged Collateral have been delivered to and held by or on behalf of the Pledgee pursuant hereto. The Pledgee shall have the right at any time to exchange certificates or instruments representing or evidencing the Pledged Collateral in its possession for certificates or instruments of smaller or larger denominations.

          Section 5. Representations and Warranties. The Pledgor represents and warrants as follows:

          (a) This Agreement is a legal, valid and binding obligation of the Pledgor enforceable against the Pledgor in accordance with its terms, except as enforceability may be (i) limited by applicable debtor laws and
     (ii) subject to the general effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding is equity or at law).

          (b) The Pledgor is the legal and beneficial owner of the Pledged Collateral free and clear of any lien, and the Pledgor has not sold, granted any option with respect to, assigned, transferred or otherwise disposed of any of its rights or interests in or to the Pledged Collateral.

          (c) This Agreement and the delivery of the Pledged Collateral to the Pledgee create a valid first priority lien in the Pledged Collateral securing the payment of the Obligations.

          Section 6. Further Assurances. The Pledgor agrees that at any time and from time to time, at the request of the Pledgee, the Pledgor will promptly execute and deliver all further instruments and documents, and take all further action that may be reasonably necessary or desirable, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Pledgee to exercise and enforce its rights and remedies hereunder with respect to any of the Pledged Collateral.

          Section 7. Voting Rights; Dividends; Etc. So long as Pledgee shall not have foreclosed upon the Pledged Collateral:

               (i) The Pledgor shall be entitled to exercise any and all voting and other consensual rights (including, without limitation, the right to give consents, waivers and notifications in respect of the Pledged Collateral) pertaining to the Pledged Collateral or any part thereof; and

               (ii) The Pledgor shall be entitled to receive and retain any and all dividends and interest paid in respect of the Pledged Collateral; provided, however, that any and all

                         (A) dividends and interest paid or payable other than
               in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral,

                         (B) dividends and other distributions hereafter paid or
               payable in cash in respect of any Pledged Collateral in connection with a liquidation or dissolution, and

                         (C) cash paid, payable or otherwise distributed in
               redemption of, or in exchange for, any Pledged Collateral,

          shall be, and shall be forthwith delivered to the Pledgee to hold as, Pledged Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Pledgee, be segregated from the other property or funds of the Pledgor and be forthwith delivered to the Pledgee as Pledged Collateral in the same form as so received (with any necessary endorsement).

          Section 8. Transfers and Other Liens. Except as set forth in the LLC Agreement, the Pledgor shall not sell, exchange or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral or create or permit to exist any lien, pledge, change or security interest upon or with respect to any of the Pledged Collateral.

          Section 9. Pledgee Appointed Attorney-in-Fact. The Pledgor hereby irrevocably appoints the Pledgee as the Pledgor's attorney-in-fact, effective upon and during the continuance of an Event of Default, with full authority in the place and stead of the Pledgor and in the name of the Pledgor, the Pledgee or otherwise, from time to time in the Pledgee's discretion, to take any action and to execute any instrument which the Pledgee may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

          (a) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Pledged Collateral;

          (b) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with subsection (a) above; and

          (c) to file any claims or take any action or institute any proceedings which the Pledgee may deem necessary or desirable for the collection of any of the Pledged

     Collateral or otherwise to enforce the rights of the Pledgee with respect to any of the Pledged Collateral.

          Section 10. Pledgee May Perform. If the Pledgor fails to perform any agreement contained herein, the Pledgee may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Pledgee incurred in connection therewith shall be payable by the Pledgor.

          Section 11. Possession; Reasonable Care. The Pledgee shall hold in its possession all Pledged Collateral pledged, assigned or transferred hereunder and from time to time constituting a portion of the Pledged Collateral, except as from time to time any documents or instruments may be required for recordation or for the purpose of enforcing or realizing upon any right or value thereby represented. The Pledgee may, from time to time, in its sole discretion, appoint one or more agents (which in no case shall be the Pledgor or an affiliate of the Pledgor) to hold physical custody, for the account of the Pledgee, of any or all of the Pledged Collateral.

          Section 12. Remedies. If any Event of Default shall have occurred and be continuing:

          (a) The Pledgee may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Pledged Collateral), or under the laws of any other applicable jurisdiction.

          (b) Any cash held by the Pledgee as Pledged Collateral and all cash proceeds received by the Pledgee in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral may, in the discretion of the Pledgee, be held by the Pledgee as collateral for, and then or at any time thereafter applied in whole or in part by the Pledgee against, the Obligations in such order as the Pledgee shall select. Any surplus of such cash or cash proceeds and interest accrued thereon, if any, held by the Pledgee and remaining after payment in full of all the Obligations shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

          (c) All rights and remedies of the Pledgee expressed herein are in addition to all other rights and remedies possessed by the Pledgee in the Note and any other agreement or instrument relating to the Obligations.

          Section 13. Amendments, Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by the Pledgor herefrom shall in any event be effective unless the same shall be in writing and signed by the Pledgee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          Section 14. Addresses for Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile or cable communication) as set forth in the Stock Purchase Agreement.

          Section 15. Security Interest Absolute. All rights of the Pledgee, all obligations of the Pledgor hereunder and the security interest hereunder shall, to the extent permitted by applicable law, be absolute and unconditional, irrespective of:

          (a) any lack of validity or enforceability of either of the Notes;

          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations or any other amendment or waiver of or any consent to any departure from either of the Notes;

          (c) any exchange, release or nonperfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations; or

          (d) any other circumstance (other than payment in full of the Obligations) which might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Obligations.

          Section 16. Continuing Security Interest. This Agreement and the delivery of the Pledged Collateral to the Pledgee shall create a continuing security interest in the Pledged Collateral and shall (a) remain in full force and effect until the indefeasible payment in full of the Obligations; (b) be binding upon the Pledgor and its successors and assigns; and (c) inure to the benefit of the Pledgee, and its successors, transferees and assigns. Upon the payment in full of the Obligations, the Pledgor shall be entitled to the return of such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

          Section 17. Limitation by Law. All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

          Section 18. Separability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Should any clause, sentence, paragraph, subsection or Section of this Agreement be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement, and the parties hereto agree that the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom by the parties hereto, and the remainder will have the same force and effectiveness as if such stricken part or parts had never been included herein.

          Section 19. Captions. The captions in this Agreement have been inserted for convenience only and shall be given no substantive meaning or significance whatever in construing the terms and provisions of this Agreement.

          Section 20. No Waiver; Remedies. No failure on the part of any the Pledgee to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 21. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PLEDGED COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF TEXAS.

          IN WITNESS WHEREOF, the Pledgor has caused this Agreement to be duly executed and delivered as of the date first above written.

                                    DRILEX HOLDINGS CORP.



                                    By:___________________________